POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Terry L. Robinson or Thomas F. Malloy and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10- KSB and all amendments and/or supplements to this file this Annual Report on Form 10- KSB

Signature                      Title                                  Date

/s/Thomas N. Gavin             Director                           March 25, 2002
--------------------------
Thomas N. Gavin

/s/David B. Gaw                Director                           March 25, 2002
--------------------------
David B. Gaw

/s/Fred J. Hearn Jr.           Director                           March 25, 2002
--------------------------
Fred J. Hearn Jr.

/s/Conrad W. Hewitt            Director                           March 25, 2002
--------------------------
Conrad W. Hewitt

/s/Harlan R. Kurtz             Director                           March 25, 2002
--------------------------
Harlan R. Kurtz

/s/Richard S. Long             Director                           March 25, 2002
--------------------------
Richard S. Long

/s/Thomas H. Lowenstein        Director                           March 25, 2002
--------------------------
Thomas H. Lowenstein

/s/Thomas F. Malloy            Director and                       March 25, 2002
--------------------------     Chairman of the Board
Thomas F. Malloy

/s/Terry L. Robinson           President, Chief                   March 25, 2002
--------------------------     Executive Officer and Director
Terry L. Robinson              (Principal Executive Officer)

/s/James E. Tidgewell          Director                           March 25, 2002
--------------------------
James E. Tidgewell

/s/Lee-Ann Cimino              Sr. Vice President                 March 25, 2002
--------------------------     Chief Financial Officer
Lee-Ann Cimino                 (Principal Financial Officer)